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                                                                 Exhibit 3.1
                                     PAGE 1


                                    DELAWARE
                                The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "AMERICAN REPROGRAPHICS COMPANY", FILED IN THIS OFFICE ON THE SECOND DAY OF FEBRUARY, A.D. 2005, AT 5:09 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTEL COUNTY RECORDED OF DEEDS.

                                     [SEAL]


                                       /s/ HARRIET SMITH WINDSOR
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
                                       AUTHENTICATION: 3659143
                                       DATE: 02-02-05
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                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 05:22 PM 02/02/2005
                                                     FILED 05:09 PM 02/02/2005
                                                   Srv 050087492 - 3860502 FILE

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        AMERICAN REPROGRAPHICS COMPANY,
                             A DELAWARE CORPORATION

                                   ----------

                    PURSUANT TO SECTIONS 141(f), 241, AND 245
                    OF THE DELAWARE GENERAL CORPORATION LAW

                                   ----------

     AMERICAN REPROGRAPHICS COMPANY, a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law,

     DOES HEREBY CERTIFY:

     FIRST: That the name of this corporation, American Reprographics Company, was in effect immediately prior to the filing of this Amended and Restated Certificate of Incorporation and that this Corporation was originally incorporated pursuant to the Delaware General Corporation Law on September 30, 2004 under the name American Reprographics Company.

     SECOND: That the Certificate of Incorporation of this corporation shall be amended and restated in its entirety to read as follows:

                                    ARTICLE I

                                      NAME

     The name of this corporation is American Reprographics Company ("Corporation").

                                   ARTICLE II

                                REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the delaware general corporation law ("DGCL").


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                                   ARTICLE IV

                                  CAPITAL STOCK

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, common stock ("Common Stock") and preferred stock ("Preferred Stock"). The total number of shares which the Corporation is authorized to issue is One Hundred Seventy-Five Million (175,000,000) shares. One Hundred Fifty Million (150,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Twenty-Five Million (25,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

     B. The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby expressly authorized to provide for the issue of any or all of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, including, without limitation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

     C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).


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                                    ARTICLE V

                               BOARD OF DIRECTORS

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A. MANAGEMENT OF THE CORPORATION. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. NUMBER OF DIRECTORS. The authorized number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the then authorized number of directors constituting the Board of Directors.

     C. ELECTION OF THE BOARD OF DIRECTORS.

          1. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          2. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          3. In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulative votes at any election of directors and any such right is expressly denied.

          4. Notwithstanding the foregoing provisions of this Article V, Section C, each director shall serve until his successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     D. ADVANCE NOTICE.

          Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.


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     E. REMOVAL OF DIRECTORS.

          Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors or any individual director may be removed from office at any time: (1) with cause by the affirmative vote of the holders of 66-2/3% of the voting power of all the then-outstanding shares of capital stock of the Corporation, entitled to vote at an election of directors or (2) without cause by the affirmative vote of the holders of 66-2/3% of the voting power of all the then-outstanding shares of capital stock of the Corporation, entitled to vote at an election of directors.

     F. VACANCIES.

          Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                                   ARTICLE VI

                             LIABILITY OF DIRECTORS

     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                   ARTICLE VII

                                 INDEMNIFICATION

     The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to


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by the Board of Directors. The right to indemnification conferred by this
Article shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article to directors and officers of the Corporation.

     The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                  ARTICLE VIII

           LOCATION OF MEETINGS OF STOCKHOLDERS AND BOOKS AND RECORDS

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

                                   ARTICLE IX

                  CALLING OF SPECIAL MEETINGS OF STOCKHOLDERS

     Unless otherwise required by law, special meetings of the stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, (ii) Chief Executive Officer, (iii) the President, or (iv) the Board. The ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.

                                    ARTICLE X

                          NO ACTION BY WRITTEN CONSENT

     Following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public
(the "Initial Public Offering"), no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent or electronic transmission.


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                                   ARTICLE XI

                            AMENDMENTS OF THE BYLAWS

     The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                                   ARTICLE XII

                                   AMENDMENTS

     A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Section B of this Article XII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII, IX, X, XI, and XII.

                                      ****

     THIRD: That the Corporation has not received any payment for any of its stock.

     FOURTH: That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation's Certificate of Incorporation, has been duly adopted by the Board of Directors in accordance with Sections 141(f), 241 and 245 of the Delaware General Corporation Law.


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     IN WITNESS WHEREOF, this Certificate has been executed by a duly authorized officer of the Corporation this 2nd day of February, 2005.


                                    /s/ Mark W. Legg
                                    --------------------------------------------
                                    Name: Mark W. Legg
                                    Title: Chief Financial Officer and Secretary


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